Exhibit 10.24

FORM OF INDEMNITY AGREEMENT

THIS AGREEMENT made effective as of the [  ] day of [  ], [  ].

BETWEEN:

INTERNATIONAL BATTERY METALS LTD., a corporation incorporated under the laws of the Province of British Columbia (the “Corporation”)

- and -

[Name of Director/Executive Officer], an individual residing in [  ] (the “Indemnified Party”)

WHEREAS:

A.	Pursuant to section 160 of the Business Corporations Act (British Columbia) (the “Act”), the Corporation may indemnify an individual, including their heirs and personal or other legal representative, who is or was a director and/or officer of the Corporation, or in a similar capacity, of another entity from time to time (each such other entity in respect of which the Indemnified Party serves as a director and/or officer, or in a similar capacity, at the Corporation’s request is herein referred to as an “Affiliate” and together an “eligible party”) against all eligible penalties to which the eligible party is or may be liable, and/or pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding;

B.	Pursuant to section 165 of the Act, the Corporation may purchase and maintain insurance for the benefit of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director and/or officer the Corporation and/or an Affiliate;

C.	Section 15.1 of the articles of the Corporation, provides that the Corporation must indemnify its directors and former directors to the greatest extent permitted under the Act;

D.	It is in the best interest of the Corporation to retain the Indemnified Party to act or continue to act as a director and/or officer of the Corporation and/or an Affiliate; and

E.	The Indemnified Party is willing to act or continue to act as a director and/or officer of the Corporation and/or an Affiliate on the condition that the Corporation enter into this Agreement.

NOW THEREFORE in consideration of the Indemnified Party consenting to act or continue acting as a director and/or officer of the Corporation, and other good and valuable consideration, the receipt and sufficiency of which each party acknowledges, the parties agree as follows:

1. General Indemnity. Subject to paragraphs 2 and 3 hereof, the Corporation will, to the fullest extent possible under applicable law, indemnify and hold harmless the Indemnified Party and the heirs, executors, administrators and other legal representatives of the Indemnified Party (each of which is included in any reference in this Agreement to the Indemnified Party) against any and all costs, charges and expenses, regardless of when or how they arose including, without limiting the generality of the foregoing, all liabilities, awards, settlements, statutory obligations, fines, penalties, fees, including charges and disbursements for the services of any experts, all legal fees, charges and disbursements on a solicitor and client basis and any amount paid to settle any actions or proceedings or to satisfy any judgments and including “expenses” and “eligible penalties”, each as defined in the Act (any and all of the foregoing being referred to herein as “Liabilities”) reasonably incurred by the Indemnified Party for, or in connection with, any civil, criminal, administrative, or investigative or other action or proceeding (including, without limitation, any claim, demand, suit, inquiry, hearing, discovery, investigation or other proceeding of whatever nature), whether threatened, commenced, pending, continuing or completed, and any appeal thereof (any and all of the foregoing being hereinafter referred to as an “Action”), to which the Indemnified Party may be involved (whether as a party, witness or otherwise) because of (i) acting or having acted in the capacity of a director and/or officer of the Corporation and/or an Affiliate, (ii) acting or having acted in the capacity of a director and/or officer of another corporation at a time when the corporation either is or was an Affiliate of the Corporation, or at the request of the Corporation, or (iii) acting or having acted, or holding or having held a position equivalent to that of, a director and/or officer of a partnership, trust, joint venture or other unincorporated entity at the request of the Corporation.

2. Limitations on Indemnity. The obligation of the Corporation to indemnify the Indemnified Party in accordance with paragraph 1 hereof will only apply if:

(a)	the Indemnified Party acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of such Affiliate; and

(b)	in the case of a criminal or administrative action or other non-civil proceeding that is enforced by a monetary penalty, the Indemnified Party had reasonable grounds for believing that their conduct was lawful.

This indemnity will not apply to (a) claims initiated by the Indemnified Party against the Corporation, an Affiliate, or any subsidiary except for claims relating to the enforcement of this Agreement; and (b) claims initiated by the Indemnified Party against any other person or entity unless the Corporation or other entity described in paragraph 1(ii) or (iii) has joined with the Indemnified Party in or consented to the initiation of that Action.

For the purposes of this Agreement, the termination of any civil, criminal, administrative, investigative or other proceeding by judgement, order, settlement, conviction or similar or other result will not, of itself, create a presumption either that the Indemnified Party did not act honestly or in good faith with a view to the best interests of the Corporation and/or an Affiliate or that, in the case of a criminal or administrative action or other non-civil proceeding that is enforced by a monetary penalty, the Indemnified Party did not have reasonable grounds for believing that the conduct of the Indemnified Party was lawful, unless any judgment or order of a court of competent jurisdiction specifically finds otherwise.

3. Payment of Expenses.

(a)	Any amounts to be paid by the Corporation pursuant to paragraph 1 shall be advanced by the Corporation promptly as and when such Liabilities arise.

(b)	Notwithstanding clause (a) of this paragraph 3, at the request of the Indemnified Party, all expenses reasonably incurred or to be reasonably incurred by the Indemnified Party in connection with an Action described in paragraph 1 hereof will be paid by the Corporation in advance of the determination of any Action to enable the Indemnified Party to properly investigate, defend or appeal the Action; provided that, to the extent it is determined in a final judgment of a court of competent jurisdiction that the Corporation is not liable to indemnify the Indemnified Party by virtue of paragraph 2 of this Agreement, the Indemnified Party will repay forthwith upon demand all amounts paid by the Corporation on behalf of the Indemnified Party under this paragraph 3.

4. Notice of Proceedings.

(a)	The Indemnified Party will give written notice to the Corporation upon the Indemnified Party being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing, threatening or continuing any Action involving the Corporation, an Affiliate or the Indemnified Party which may result in a claim for indemnification under this Agreement.

(b)	The Corporation will give written notice to the Indemnified Party upon the Corporation or an Affiliate being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing, threatening or continuing any Action involving the Indemnified Party.

(c)	Failure by either party to notify the other of any Action or threatened Action will not relieve the Corporation from liability under this Agreement except to the extent that such failure materially prejudices the Corporation.

5. Investigation by Corporation. The Corporation may conduct any investigation it considers appropriate of any Action of which it receives notice under Section 4, and will pay all costs of that investigation. Upon receipt of reasonable notice from the Corporation, the Indemnified Party will, acting reasonably, cooperate fully with the investigation provided that the Indemnified Party will not be required to provide assistance that would prejudice: (a) his or her defence; (b) his or her ability to fulfill his or her business obligations; or (c) his or her business and/or personal affairs.

6. Settlement of Claim. No admission of liability and no settlement of any Action or threatened Action in a manner adverse to the Indemnified Party will be made without the written consent of the Indemnified Party, such consent not to be unreasonably withheld. No admission of liability will be made by the Indemnified Party without the consent of the Corporation and the Corporation will not be liable for any settlement of any Action or threatened Action made without its consent, such consent not to be unreasonably withheld.

7. Right to Independent Legal Counsel. If the Indemnified Party is named as a party or a witness to any Action, or the Indemnified Party is questioned or any of his or her actions, omissions or activities are in any way investigated, reviewed or examined in connection with or in anticipation of any actual or potential Action, the Indemnified Party will be entitled to retain independent legal counsel at the Corporation’s expense to act on the Indemnified Party’s behalf to provide an initial assessment to the Indemnified Party of the appropriate course of action for the Indemnified Party. The Indemnified Party will be entitled to continued representation by independent counsel at the Corporation’s expense beyond the initial assessment unless the parties agree that there is no conflict of interest between the Corporation and the Indemnified Party that necessitates independent representation.

8. Determination of Right to Indemnification. If any payment under this Agreement requires the approval of a court under the provisions of any legislation binding upon the Corporation, the Corporation agrees to apply to the court for and use reasonable commercial efforts to obtain such approval or, if the Corporation does not do so, the Indemnified Party may apply to the court for such approval. The Corporation shall indemnify the Indemnified Party for the amount of all Liabilities incurred in obtaining such approval.

9. Tax Matters. If the Indemnified Party is required to include in income or in the income of the Indemnified Party’s estate, any payment made under this Agreement for the purpose of determining income tax payable by the Indemnified Party, the Corporation will pay such amount as will fully indemnify for the amount of Liabilities and all income tax payable as a result of the receipt of the indemnity payment.

10. Representations and Warranties. The Corporation represents and warrants that it has the corporate power, authority and capacity to execute and deliver this Agreement and to perform its other obligations hereunder, that this Agreement constitutes a legally enforceable and binding obligation of the Corporation and that none of the provisions of this Agreement conflict with any provisions of the constating documents of the Corporation.

11. Scope of Indemnity. The intention of this Agreement is to provide the Indemnified Party with indemnification to the fullest extent permitted by law and, without limiting the generality of the foregoing and notwithstanding anything contained herein nothing in this Agreement will be interpreted, by implication or otherwise, to limit the scope of the indemnification provided in paragraph 1 hereof except as specifically provided herein. For greater certainty, it is acknowledged and agreed that the indemnities provided herein shall apply notwithstanding any deductible amounts or policy limits contained in any policy of insurance purchased or arranged by the Corporation for the benefits of the directors and officers of the Corporation or an Affiliate, and the indemnification shall be made promptly as provided herein regardless of insurance coverage or receipt of any proceeds thereunder.

12. No Duplication of Payments. The Corporation shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnified Party to the extent the Indemnified Party has otherwise actually received payment (under any insurance policy or otherwise) of the amounts otherwise indemnifiable hereunder.

13. Set-off. The Corporation grants to the Indemnified Party the right to set-off any amount owing by the Corporation hereunder to the Indemnified Party against any amount that the Indemnified Party may owe to the Corporation at that time.

14. Unconditional.

(a)	This Agreement is absolute and unconditional and the obligations of the Corporation will not be affected, discharged, impaired, mitigated or released by (a) any extension of time, indulgence or modification that the Indemnified Party may extend or make with any person threatening or commencing an Action, or (b) the discharge or release of the Indemnified Party in any bankruptcy, insolvency, receivership or other proceedings of creditors.

(b)	No action or proceeding brought or instituted under this Agreement and no recovery pursuant thereto will be a bar or defence to any further action or proceeding which may be brought under this Agreement.

(c)	The rights of the Indemnified Party hereunder will be in addition to any other rights the Indemnified Party may have under the constating documents of the Corporation or otherwise. To the extent that a change in the Act (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the constating documents of the Corporation or this Agreement, it is the intent of the Corporation and the Indemnified Party that the Indemnified Party be entitled to the greater benefits afforded by that change. The rights of the Indemnified Party under this Agreement will not be diminished by any amendment to the constating documents of the Corporation or of any other agreement or instrument to which the Indemnified Party is not a party, and will not diminish any other rights that the Indemnified Party now has, or in the future may have, against the Corporation.

15. Notices. In this Agreement:

(a)	any notice, determination or other communication required or permitted to be given under this Agreement (a “Notice”) must be in writing and sent in one of the following ways to the applicable address set out below:

(i)	delivered personally to the applicable party during normal business hours at the address set out below (a personally delivered Notice will be deemed to be received by the addressee when actually delivered);

(ii)	if sent by electronic transmission to the email address for the applicable party set out below (any Notice so given will be deemed to have been received on the day of transmission if it is a business day and the Notice was transmitted prior to 5:00 p.m. (local time in place of receipt) on such day. Otherwise, such Notice will be deemed to have been given and received on the following business day);

(iii)	delivered by a prepaid courier service at the address set out below (such a Notice will be deemed to be received by the addressee when actually delivered); or

(iv)	sent by registered mail, postage prepaid, to the applicable party (Notices so sent will be deemed to have been received by the addressee on the third business day following the date of mailing), except that in the event of an actual or threatened postal strike or other labour disruption that may affect the mail service, Notices will not be mailed.

(b)	the addresses of the parties are as follows:

(i)	if to the Corporation:

International Battery Metals Ltd.

6100 Tennyson Parkway, Suite 240

Plano, Texas 75024

USA

Attention:	Norma Garcia
Email:	ngarcia@ibatterymetals.com

and with a copy, which shall not constitute notice, to:

Bennett Jones LLP

4500, 855 2nd Street SW

Calgary, Alberta T2P 4K7

Attention:	Harinder Basra
Email:	basrah@bennettjones.com

(ii)	if to the Indemnified Party:

[***]

(c)	any party may from time to time change its address under this Section by giving Notice to the other party in the manner provided by this Section.

16. Commencement of Term and Survival. Notwithstanding the actual date of execution and delivery of this Agreement, this Agreement and the indemnity provided herein (the “Indemnity”) will be conclusively deemed to commence on the day upon which the Indemnified Party first became a director of the Corporation and/or an Affiliate. This Agreement and the Indemnity shall survive for the period of time during which the Indemnified Party served in such capacity as a director and/or officer of the Corporation and/or an Affiliate and shall continue in full force and effect for six years following the date on which the Indemnified Party ceases to serve in such capacity as a director and/or officer of the Corporation and/or an Affiliate.

17. Resignation or Removal. Nothing in this Indemnity will prevent an Indemnified Party from resigning as a director of the Corporation and/or an Affiliate. The obligations of the Corporation hereunder shall continue after and are not affected in any way by the Indemnified Party ceasing to be a a director of the Corporation and/or an Affiliate, whether by resignation, removal, death, incapacity, disqualification under applicable law, or otherwise.

18. Insolvency. The liability of the Corporation under this Agreement will not be affected, discharged, impaired, mitigated or released by the discharge or release of the Indemnified Party in any bankruptcy, insolvency, receivership or other similar proceeding of creditors.

19. Time for Payment. The Corporation will pay all amounts due to the Indemnified Party under this Agreement forthwith upon demand by the Indemnified Party.

20. Severability. If any term of this Agreement is determined to be invalid or unenforceable, in whole or in part, the invalidity or unenforceability will attach only to that term or part term, and the remaining part of that term and all other terms of this Agreement will continue in full force and effect. The parties will negotiate in good faith to agree to a substitute term that will be as close as possible to the intention of any invalid or unenforceable term while being valid and enforceable. The invalidity or unenforceability of any term in any particular jurisdiction will not affect its validity or enforceability in any other jurisdiction where it is valid or enforceable.

21. Further Acts. Each party agrees to do all such things and take all such actions as may be necessary or desirable to give full force and effect to the matters contemplated by this Agreement. No amendment to this Agreement will be valid or binding unless set forth in writing and executed by both the Corporation and the Indemnified Party.

22. Independent Legal Advice. The Indemnified Party acknowledges that the Indemnified Party has been advised to obtain independent legal advice with respect to entering into this Agreement, that the Indemnified Party has had sufficient opportunity to obtain independent legal advice, and that the Indemnified Party is entering into this Agreement with full knowledge of the contents hereof, of the Indemnified Party’s own free will and with full capacity and authority to do so.

23. Enurement. This Agreement enures to the benefit of the Indemnified Party and is binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns. This Agreement may not be assigned by the Corporation without the prior written consent of the Indemnified Party. For greater certainty, this Indemnity will be binding upon any successor to the Corporation resulting from any amalgamation, plan of arrangement or purchase or assignment of all or substantially all of the assets of the Corporation.

24. Capacity. The Indemnified Party is entering into this Agreement with full knowledge of the contents of it, of the Indemnified Party’s own free will and with full capacity to do so.

25. Time. Time is of the essence of this Agreement.

26. Arbitration. Except as otherwise required by applicable law or expressly provided herein, all disputes, disagreements, controversies or claims arising out of or relating to this Agreement, including, without limitation, with respect to its formation, execution, validity, application, interpretation, performance, breach, termination or enforcement will be determined by arbitration before a single arbitrator under Chapter 171 of Title 7 of the Civil Practice and Remedies Code (Texas). The arbitrator will be selected by the audit partner of the auditor of the Corporation having regard to the nature of the dispute (legal, financial or other). The arbitrator will determine the rules for the arbitration, including, based on the outcome of the arbitration, the breakdown between the Corporation and the Indemnified Party of the costs for conducting the arbitration.

27. Governing Law and Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and will be treated in all respects as a British Columbia contract.

28. Previous Indemnities. This Agreement is in addition to and not in substitution for any previous indemnity or indemnities which may have been given by the Corporation to the Indemnified Party and such previous indemnity or indemnities are unaffected hereby and will continue in full force and effect in accordance with their respective terms.

29. Counterparts. This Agreement may be executed in any number of counterparts (including counterparts by facsimile, email or other form of electronic transmission), each of which when so executed will be deemed to be an original and will have the same force and effect as an original but such counterparts together will constitute but one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF this Agreement has been executed by the Corporation and the Indemnified Party on the date first written above.

INTERNATIONAL BATTERY METALS LTD.

Per:
Name:
Title:

Name:
Title:

[Signature Page to the Indemnity Agreement]